UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

89 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement

On April 17, 2013, Vicon Industries, Inc. (the “Company”) entered into a Contract of Sale Agreement (the “Agreement”) with Sciegen Pharmaceuticals, Inc. (the “Buyer”) to sell its principal administrative and operating facility located at 89 Arkay Drive, Hauppauge, New York, for a gross sales price of $6,350,000.
During the sixty day period immediately following execution and delivery of the Agreement (the “Due Diligence Period”), the Buyer is entitled to conduct environmental due diligence on the subject property and may elect to terminate the Agreement at any time during this period if any environmental assessment and/or environmental testing results are unacceptable to Buyer. If Buyer fails to terminate the Agreement on or before the last day of such Due Diligence Period, the Buyer's obligation to purchase the property on the terms and conditions in the Agreement will become final and binding, with a closing date no later than August 29, 2013.
Pursuant to the Agreement, the Buyer paid a $417,500 down payment into escrow of which $317,500 is refundable to the Buyer in the event that the Buyer terminates the Agreement during the environmental due diligence period due to an unacceptable environmental report or test results. Subsequent to this period, the full deposit becomes refundable only upon the occurrence of certain specified events.
The balance of the Agreement contains representations, warranties, covenants and conditions that are typical for real estate transactions of this nature.
The transactions contemplated by the Agreement are expected to close during the Company's fourth quarter ended September 30, 2013, subject to customary closing conditions. There can be no assurance that all of the conditions to closing will be satisfied. If the transaction closes, the Company expects to record a gain on the sale of approximately $3.5 million.
The foregoing description of the Agreement is qualified in its entirety by reference to the Contract of Sale Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Contract of Sale between Vicon Industries, Inc., as Seller, and Sciegen Pharmaceuticals, Inc., as Buyer, with respect to 89 Arkay Drive, Hauppauge, New York, as of April 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2013

VICON INDUSTRIES, INC.
(Registrant)

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract of Sale between Vicon Industries, Inc., as Seller, and Sciegen Pharmaceuticals, Inc., as Buyer, with respect to 89 Arkay Drive, Hauppauge, New York, as of April 17, 2013